EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of XELR8 Holdings, Inc. of our report dated March 10, 2008, included in the Annual Report on Form 10-KSB of XELR8 Holdings, Inc. as of and for the years ended  December 31, 2007 and 2006.

                                                                          Gordon, Hughes and Banks, LLP

Greenwood Village, Colorado
June 11, 2008